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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Main Street Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Main Street Capital Corporation
1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056

[            ], 2018

Dear Stockholder:

        You are cordially invited to attend this year's Annual Meeting of Stockholders of Main Street Capital Corporation, which will be held on April 30, 2018, at Pearl Studio, Full Goods Building, 200 East Grayson, Suite 115, San Antonio, Texas 78215, commencing at 9:00 AM, local time. The notice of annual meeting and proxy statement following this letter describe the matters to be acted on at the meeting.

        If your shares are held in book-entry form on the records of American Stock Transfer & Trust Company, our transfer agent and registrar, we have enclosed a proxy card for your use. You may vote these shares by completing and returning the proxy card or, alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. If a broker or other nominee holds your shares in "street name," your broker has enclosed a voting instruction form, which you should use to vote those shares. The voting instruction form indicates whether you have the option to vote those shares by telephone or by using the Internet.

        Thank you for your support.

Sincerely yours,

VINCENT D. FOSTER Chairman of the Board and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

        Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 30, 2018.

        Our proxy statement and annual report on Form 10-K for the year ended December 31, 2017 are available on the Internet at http://mainstcapital.com under "SEC Filings" in the "Investors" section of our website.

        The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

  •
  The date, time and location of the meeting;

  •
  A list of the matters intended to be acted on and our Board of Directors' recommendations regarding those matters;

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  Any control/identification numbers that you need to access your proxy card; and

  •
  Information about attending the meeting and voting in person.

Main Street Capital Corporation
1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

        The 2018 Annual Meeting of the Stockholders of Main Street Capital Corporation, a Maryland corporation, will be held at Pearl Studio, Full Goods Building, 200 East Grayson, Suite 115, San Antonio, Texas 78215, on Monday, April 30, 2018, at 9:00 AM local time, in order to:

  (1)
  elect our directors for a term of one year;

  (2)
  ratify our appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2018;

  (3)
  provide an advisory vote on executive compensation;

  (4)
  approve an amendment to our Articles of Amendment and Restatement (the "Charter") to allow our stockholders to amend our bylaws; and

  (5)
  transact such other business as may properly come before the meeting or any adjournment thereof.

        If you were a stockholder as of the close of business on March 2, 2018, you are entitled to vote at the meeting and at any adjournment thereof.

        Please indicate your vote as to the matters to be acted on at the meeting by following the instructions provided in the enclosed proxy card or voting instruction form, whether or not you plan on attending the meeting. If you plan to attend the meeting and wish to vote or change your vote there, please review the instructions set forth in the accompanying proxy statement under the caption "Voting Information."

        We have enclosed with this notice and proxy statement a copy of our annual report on Form 10-K for the year ended December 31, 2017.

By Order of the Board of Directors,

JASON B. BEAUVAIS Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: [                        ], 2018

 PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

Main Street Capital Corporation
1300 Post Oak Boulevard, 8th Floor
Houston, Texas 77056

PROXY STATEMENT

2018 ANNUAL MEETING OF STOCKHOLDERS

 GENERAL INFORMATION

        This proxy statement and accompanying proxy card is being mailed to the stockholders of Main Street Capital Corporation ("Main Street," the "Company," "we," "us," or "our") beginning on [            ], 2018. Our Board of Directors, or the Board, is soliciting your proxy to vote your shares at our 2018 Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 30, 2018 at Pearl Studio, Full Goods Building, 200 East Grayson, Suite 115, San Antonio, Texas 78215, at 9:00 AM local time. The Company will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. In addition, our officers and regular employees may solicit your proxy by telephone, by electronic means or in person, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in "street name"), we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which the Company will reimburse them for reasonable out-of-pocket expenses.

        The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies.

        Brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to: Main Street Capital Corporation, Corporate Secretary's Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056, or by calling (713) 350-6000. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

VOTING INFORMATION

Record Date and Who May Vote

        Our Board of Directors selected March 2, 2018 as the record date (the "Record Date") for determining stockholders entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, American Stock Transfer and Trust Company, on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Annual Meeting. If your shares were held in street name on that date, the broker or other nominee that was the record holder of your shares has the authority to vote them at the Annual Meeting in accordance with your instructions. They have forwarded to you this proxy statement seeking your instructions on how you want your shares voted.

        On the Record Date, 58,753,792 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the Annual Meeting.

How to Vote

        For shares held of record, you can vote your shares in person at the Annual Meeting or vote now by giving us your proxy. You may give us your proxy by completing the enclosed proxy card and returning it in the enclosed U.S. postage-prepaid envelope, or by calling a toll-free telephone number or using the Internet as further described on the enclosed proxy card. Telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you vote using either of these electronic means, you will save us return mail expense.

        By giving us your proxy, you will be directing us on how to vote your shares at the Annual Meeting. Even if you plan on attending the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.

        If your shares are held in street name, the broker or nominee that holds your shares has the authority to vote them, absent your approval, only as to routine matters, which, in the case of the Annual Meeting, only applies to the proposal to ratify our appointment of our independent registered public accounting firm. For all other matters to be voted on at the Annual Meeting, the broker or nominee that holds your shares will need to obtain your authorization to vote those shares and has enclosed a voting instruction form with this proxy statement. In either case, they will vote your shares as you direct on their voting instruction form. You can vote by completing the enclosed voting instruction form and returning it in the enclosed U.S. postage-prepaid envelope. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should refer to the instructions provided in the enclosed voting instruction form for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.

        You may receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

How to Revoke or Change Your Vote

        For shares held of record, you may revoke a proxy or change your vote at any time before it is exercised by written notice to our Corporate Secretary, granting a new proxy or by voting in person at the Annual Meeting. Unless you attend the Annual Meeting and vote your shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.

        For shares held in street name, you should follow the instructions in the voting instruction form provided by your broker or nominee to change your vote. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.

Quorum

        The Annual Meeting will be held only if a quorum exists. The presence at the Annual Meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares using the enclosed proxy card or voting instruction form (including any telephone or Internet voting procedures provided), your shares will be counted toward a quorum, even if you abstain from voting on a particular matter.

Proposals to Be Voted on; Vote Required; and How Votes Are Counted

        We are asking you to vote on the following:

  •
  the election of all of the members of our Board of Directors;

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  the ratification of our appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2018;

  •
  an advisory vote on executive compensation; and

  •
  the amendment of our Charter to allow stockholders to amend our bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter.

        Election of Directors.    Directors are elected by a majority of the votes cast at the Annual Meeting, in person or by proxy, with respect to each director in an uncontested election, such that a nominee for director will be elected to the Board of Directors if the votes cast FOR the nominee's election exceed the votes cast AGAINST such nominee's election. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the Annual Meeting and the Board of Directors accepts his or her resignation following the meeting. If a nominee is not re-elected, the Board of Directors will decide whether to accept the director's resignation in accordance with the procedures listed in our Corporate Governance and Stock Ownership Guidelines, which are available at http://mainstcapital.com under "Corporate Governance—Governance Docs" in the "Investors" section of our website.

        Ratification of Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item.

        Advisory Vote on Executive Compensation.    The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required for the approval of the resolution in this proposal. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item. Even though your vote is advisory and therefore not binding on us, the Compensation Committee of our Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

        Amendment of our Charter.    The affirmative vote of a majority of all the votes entitled to be cast on the matter is required to amend our Charter to allow our bylaws to be amended by the affirmative vote of a majority of all the votes entitled to be cast on the matter. For purposes of the vote to amend our Charter, abstentions and broker non-votes will have the effect of a vote against this item.

        We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the Annual Meeting.

Confidential Voting

        All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

  •
  to meet any legal requirements;

  •
  to permit the inspectors of election to tabulate and certify your vote; or

  •
  to adequately respond to your written comments on your proxy card.

 ELECTION OF DIRECTORS
(ITEM 1)

        Pursuant to our Charter, each member of our Board of Directors serves until the next annual meeting of stockholders and until his or her respective successor is duly elected and qualifies. Currently, our Board of Directors has ten members, of whom eight are not "interested persons" of Main Street, as defined in the Investment Company Act of 1940 (the "1940 Act"). The 1940 Act requires that our Board of Directors be composed of a majority of members who are not "interested persons" of Main Street. In addition, the New York Stock Exchange Listed Company Manual requires that we maintain a majority of independent directors on the Board of Directors and provides that a director of a business development company, like us, shall be considered to be independent if he or she is not an "interested person" of the business development company, as defined in the 1940 Act.

        The term of office of all directors will expire at this year's Annual Meeting. On the recommendation of the Nominating and Corporate Governance Committee and the nomination of our Board of Directors, Ms. Valerie L. Banner and Messrs. Michael Appling Jr., Joseph E. Canon, Arthur L. French, J. Kevin Griffin, John E. Jackson, Brian E. Lane, Stephen B. Solcher, Vincent D. Foster and Dwayne L. Hyzak will stand for reelection as directors at the Annual Meeting.

        Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote "FOR" the election of the nominees. If any nominee should become unable to serve or, for good cause, will not serve as a director, the shares will be voted for such substitute nominee as may be proposed by our Board of Directors. However, we are not aware of any circumstances that would prevent any of the nominees from serving.

        Set forth below is certain information (as of March 2, 2018) with respect to the nominees for election as directors. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Main Street and our Board of Directors. The business address of each nominee listed below is 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.

 Nominees

Name and Principal Occupation	Age	Director Since
Independent Directors
Michael Appling, Jr.	51	2007

Mr. Appling is the Chief Executive Officer of TNT Crane & Rigging Inc., a privately held full service crane and rigging operator. From July 2002 through August 2007, he was the Executive Vice President and Chief Financial Officer of XServ, Inc., a large private equity funded, international industrial services and rental company. Mr. Appling also held the position of CEO and President for United Scaffolding, Inc., an XServ, Inc. operating subsidiary. In February 2007, XServ, Inc. was sold to The Brock Group, a private industrial services company headquartered in Texas. From March 2000 to June 2002, Mr. Appling served as the Chief Financial Officer of CheMatch.com, an online commodities trading forum. ChemConnect, Inc., a venture backed independent trading exchange, acquired CheMatch.com in January 2002. From June 1999 to March 2000, Mr. Appling was Vice President and Chief Financial Officer of American Eco Corporation, a publicly traded, international fabrication, construction and maintenance provider to the energy, pulp and paper and power industries. Mr. Appling worked for ITEQ, Inc., a publicly traded, international fabrication and services company, from September 1997 to May 1999, first as a Director of Corporate Development and then as Vice President, Finance and Accounting. From July 1991 to September 1997, Mr. Appling worked at Arthur Andersen, where he practiced as a certified public accountant. We believe Mr. Appling is qualified to serve on our Board of Directors because of his extensive finance and accounting experience, as well as his executive leadership and management experience as a chief executive officer.

Valerie L. Banner.	62	2017

Ms. Banner has served as Vice President, General Counsel and Corporate Secretary of Exterran Corporation (NYSE: EXTN) since November 2015. Prior to the spin-off of Exterran Corporation from Archrock, Inc., formerly known as Exterran Holdings, Inc. (NYSE: AROC, formerly EXH), in November 2015, Ms. Banner served as Associate General Counsel of Exterran Holdings from 2008 to 2015 and as special counsel from 2007 to 2008. Prior to the merger of Hanover Compressor Company and Universal Compression Holdings, Inc. in August 2007 to form Exterran Holdings, she served Universal as special counsel from 2000 to 2007, and served as Senior Vice President, General Counsel and Secretary from 1998 through 2000. Prior to joining Universal, Ms. Banner served as counsel for several publicly traded companies and was in private practice, having begun her career as an associate with Andrews & Kurth LLP. Ms. Banner also serves as an officer and director of certain Exterran Corporation subsidiaries. We believe Ms. Banner is qualified to serve on our Board of Directors because of her extensive legal and leadership experience at public companies, including with respect to mergers and acquisitions, corporate finance, compliance and corporate governance.

Name and Principal Occupation	Age	Director Since
Joseph E. Canon	75	2007

Since 1982, Mr. Canon has been the Executive Vice President and Executive Director, and a member of the Board of Directors, of Dodge Jones Foundation, a private charitable foundation located in Abilene, Texas. Since 2008, he has also been the Executive Vice President and Executive Director, and a member of the Board of Directors, of Kickapoo Springs Foundation and The Legett Foundation, two private family foundations located in Abilene, Texas. Mr. Canon has also been involved during this time as an executive officer and director of several private companies and partnerships with emphasis on energy, financial and other alternative investments. From 1974 to 1982, he served as Executive Vice President and Trust Officer of First National Bank of Abilene. Mr. Canon served until April 2014 on the Board of Directors of First Financial Bankshares, Inc. (NASDAQ: FFIN), a bank and financial holding company headquartered in Abilene, Texas. Mr. Canon also served until April 2014 on the Board of Directors for several bank and trust/asset management subsidiaries of First Financial Bankshares, Inc. He has also served as an executive officer and member of the Board of Directors of various other organizations including the Abilene Convention and Visitors Bureau, Abilene Chamber of Commerce, Conference of Southwest Foundations, City of Abilene Tax Increment District, West Central Texas Municipal Water District and the John G. and Marie Stella Kenedy Memorial Foundation. We believe Mr. Canon's qualifications to serve on our Board of Directors include his many years of managing and investing assets on behalf of public and private entities, his considerable experience in trust banking activities and practices, and his experience on other public boards of directors.

Name and Principal Occupation	Age	Director Since
Arthur L. French	77	2007

Mr. French has served in a variety of executive management and board of director roles over the course of his business career. He began his private investment activities in 2000 and served as a director of Fab Tech Industries, a steel fabricator, from November 2000 until August 2009, as a director of Houston Plating and Coatings Company, an industrial coatings company, from 2002 until 2007, as a director of Rawson LP, an industrial distribution and maintenance services company, from May 2003 until June 2009, and as non-executive chairman of Rawson Holdings, LLC from March 2009 until December 2010. From September 2003 through March 2007, Mr. French was a member of the Advisory Board of Main Street Capital Partners, LLC and a limited partner of Main Street Mezzanine Fund, LP (both of which are now subsidiaries of Main Street). Mr. French currently serves as an advisor to LKCM Capital Group, LLC, an alternative investment vehicle for Luther King Capital Management headquartered in Fort Worth, Texas ("LKCM"). In addition, he serves as an independent director, Chairman of the Audit Committee and a member of the Compensation Committee of Relevant Solutions Inc. (previously LKCM Distribution Holdings LP), an LKCM portfolio company which provides industrial instrumentation and controls, air compressor products and systems, heat transfer and filter systems and related maintenance services to chemical, petrochemical, oil and gas and power generation customers in Texas, Oklahoma and Louisiana as well as other key markets in the central and western United States. From 1996-1999, Mr. French was Chairman and Chief Executive Officer of Metals USA Inc. (NYSE), where he managed the process of founders acquisition, assembled the management team and took the company through a successful IPO in July 1997. From 1989-1996, he served as Executive Vice President and Director of Keystone International, Inc. (NYSE), a manufacturer of flow controls equipment. After serving as a helicopter pilot in the United States Army, Captain, Corps of Engineers from 1963-1966, Mr. French began his career as a Sales Engineer for Fisher Controls International, Inc., in 1966. During his 23-year career at Fisher Controls, from 1966-1989, Mr. French held various titles, and ended his career at Fisher Controls as President, Chief Operating Officer and Director. We believe Mr. French is qualified to serve on our Board of Directors because of his executive management and leadership roles within numerous public and private companies and his experience in investing in private companies.

Name and Principal Occupation	Age	Director Since
J. Kevin Griffin	46	2011

Mr. Griffin is the Senior Vice President of Financial Planning & Analysis at Novant Health, a not-for-profit integrated system of 15 hospitals and a medical group consisting of approximately 1,600 physicians in 500 clinic locations, as well as numerous outpatient surgery centers, medical plazas, rehabilitation programs, diagnostic imaging centers, and community health outreach programs. Mr. Griffin's responsibilities at Novant primarily include debt capital market and M&A transactions, along with various other strategic analysis projects. From 2007 to October 2012, Mr. Griffin was a Managing Director of Fennebresque & Co., LLC, a boutique investment banking firm located in Charlotte, North Carolina. From 2003 through 2007, he was a Partner at McColl Partners, LLC, where he originated and executed middle market M&A transactions. Prior to McColl Partners, Mr. Griffin worked in the M&A and corporate finance divisions of Lazard Ltd, JPMorgan, and Bank of America in New York, Chicago, and Charlotte. Mr. Griffin's investment banking experience consists primarily of executing and originating mergers and acquisitions and corporate finance transactions. We believe Mr. Griffin is qualified to serve on our Board of Directors because of his extensive finance and valuation experience, his knowledge of the healthcare industry, and his extensive background in working with middle market companies in an M&A and advisory capacity.

John E. Jackson	59	2013

Mr. Jackson is the President and Chief Executive Officer of Spartan Energy Partners, LP, a gas gathering, treating and processing company. He has also been a director of Seitel, Inc., a privately owned provider of onshore seismic data to the oil and gas industry in North America, since August 2007, CNX Midstream Partners, LP, formerly known as CONE Midstream Partners, LP (NYSE: CNXM, formerly CNNX), a master limited partnership that owns and operates natural gas gathering and other midstream energy assets in the Marcellus Shale in Pennsylvania and West Virginia, since January 2015, and Basic Energy Services,  Inc. (NYSE: BAS), a provider of well site services in the United States to oil and natural gas drilling and producing companies, since December 2016. Mr. Jackson was Chairman, Chief Executive Officer and President of Price Gregory Services,  Inc., a pipeline-related infrastructure service provider in North America, from February 2008 until its sale in October of 2009. He served as a director of Hanover Compressor Company ("Hanover"), now known as Exterran Corporation (NYSE: EXTN) and Archrock, Inc. (NYSE: AROC), from July 2004 until May 2010. Mr. Jackson also served as Hanover's President and Chief Executive Officer from October 2004 to August 2007 and as Chief Financial Officer from January 2002 to October 2004. He also serves on the board of several non-profit organizations. We believe Mr. Jackson's qualifications to serve on our Board of Directors include his extensive background in executive and director roles of public and private companies.

Name and Principal Occupation	Age	Director Since
Brian E. Lane	60	2015

Mr. Lane has served as Chief Executive Officer and President of Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning ("HVAC") services, since December 2011 and as a director of Comfort Systems since November 2010. Mr. Lane served as Comfort Systems' President and Chief Operating Officer from March 2010 until December 2011. Mr. Lane joined Comfort Systems in October 2003 and served as Vice President and then Senior Vice President for Region One until he was named Executive Vice President and Chief Operating Officer in January 2009. Prior to joining Comfort Systems, Mr. Lane spent fifteen years at Halliburton Company (NYSE: HAL), a global service and equipment company devoted to energy, industrial, and government customers. During his tenure at Halliburton, he held various positions in business development, strategy and project initiatives, and he departed as the Regional Director of Europe and Africa. Mr. Lane's additional experience included serving as a Regional Director of Capstone Turbine Corporation (NASDAQ: CPST), a distributed power manufacturer. He also was a Vice President of Kvaerner, an international engineering and construction company, where he focused on the chemical industry. Mr. Lane is also a member of the Board of Directors of Griffen Dewatering Corporation, a privately held company. Mr. Lane earned a Bachelor of Science in Chemistry from the University of Notre Dame and his MBA from Boston College. We believe Mr. Lane is qualified to serve on our Board of Directors because of his background in executive and director roles of public and private companies and his extensive knowledge of the construction and industrial services industries.

Stephen B. Solcher	57	2015

Mr. Solcher has served as the Senior Vice President of Finance and Business Operations and Chief Financial Officer of BMC Software, Inc., a privately held company that is a global leader in software solutions, since 2005. Previously, Mr. Solcher served as BMC's Treasurer and Vice President of Finance. He joined BMC in 1991 as Assistant Treasurer and became Treasurer the following year. During Mr. Solcher's tenure, BMC grew from nearly $130 million in annual revenue to $2.2 billion in annual revenue in 2013, its last year operating as a public company. In addition to leading many M&A transactions as Chief Financial Officer, Mr. Solcher was instrumental in BMC's transition from being a publicly traded company to becoming a private held company in 2013. Prior to joining BMC, he was employed by Arthur Andersen as a certified public accountant. Mr. Solcher also serves on the development board of the Mays Business School at Texas A&M University and has served on the board of numerous nonprofit organizations. He was recognized by Institutional Investor magazine as part of the "All American Executive Team" in 2010 and 2012 and by Houston Business Journal as 2012 Best CFO—Large Public Company. We believe Mr. Solcher's qualifications to serve on our Board of Directors include his thorough knowledge of the information technology and software industries and his accounting, finance and M&A experience as a chief financial officer of a large public and private company qualifying him to be an audit committee financial expert.

Name and Principal Occupation	Age	Director Since
Interested Directors
Messrs. Foster and Hyzak are interested persons, as defined in the 1940 Act, due to their positions as officers of Main Street.
Vincent D. Foster	61	2007

Mr. Foster has served as Chairman of Main Street's Board of Directors and Main Street's Chief Executive Officer since 2007 and also served as Main Street's President from 2012 until 2015. He has also been a member of our investment committee since its formation in 2007, a member of our credit committee since its formation in 2011 and a member of our executive committee since its formation in 2015. Mr. Foster also currently serves as a founding director of Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries. He also served as a director of U.S. Concrete, Inc. (NASDAQ-CM: USCR) from 1999 until 2010, Carriage Services, Inc. (NYSE: CSV) from 1999 to 2011, HMS Income Fund, Inc., a non-publicly traded business development company of which MSC Adviser I, LLC, a wholly owned subsidiary of Main Street, acts as the investment sub-adviser, from 2012 until 2013 and Team, Inc. (NYSE: TISI) from 2005 until 2017. In addition, Mr. Foster served as a founding director of the Texas TriCities Chapter of the National Association of Corporate Directors from 2004 to 2011. Mr. Foster, a certified public accountant, had a 19 year career with Arthur Andersen, where he was a partner from 1988-1997. Mr. Foster was the director of Andersen's Corporate Finance and Mergers and Acquisitions practice for the Southwest United States and specialized in working with companies involved in consolidating their respective industries. From 1997, Mr. Foster co-founded and has acted as co-managing partner or chief executive of several Main Street predecessor funds and entities, which are now subsidiaries of ours. We believe Mr. Foster is qualified to serve on our Board of Directors because of his intimate knowledge of our operations through his day-to-day leadership as Chief Executive Officer of Main Street, along with his comprehensive experience on other public Boards of Directors and his extensive experience in tax, accounting, mergers and acquisitions, corporate governance and finance.

Name and Principal Occupation	Age	Director Since
Dwayne L. Hyzak	45	2018

Dwayne L. Hyzak has served as a member of our Board of Directors since January 2018, as our President since 2015 and as our Chief Operating Officer and Senior Managing Director since 2014. Mr. Hyzak also serves as a member of our investment committee and our executive committee. Previously, he served as Chief Financial Officer and Senior Managing Director from 2011 and in other executive positions at Main Street since 2007. From 2002, Mr. Hyzak has also served as a Senior Managing Director and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours. From 2000 to 2002, Mr. Hyzak was a director of integration with Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries, where he was principally focused on the company's mergers and acquisitions and corporate finance activities. Prior to joining Quanta Services, Inc., Mr. Hyzak, a certified public accountant, was a manager with Arthur Andersen in its Transaction Advisory Services group. We believe Mr. Hyzak is qualified to serve on our Board of Directors because of his long tenure in leadership roles at Main Street currently as President and Chief Operating Officer, in which roles he has successfully led our lower middle market investment activities, and previously as Chief Financial Officer, along with his extensive experience in investing and managing investments in lower middle market companies, mergers and acquisitions, corporate finance, tax and accounting.

        Since this is an uncontested election, directors will be elected by a majority of the votes cast at the Annual Meeting, in person or by proxy, such that a nominee for director will be elected to the Board of Directors if the votes cast FOR the nominee's election exceed the votes cast AGAINST such nominee's election. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until the earlier of the acceptance by the Board of Directors of his or her resignation or his or her removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the Annual Meeting and the Board of Directors accepts his or her resignation following the meeting. If a nominee is not re-elected, the Board of Directors will decide whether to accept the director's resignation in accordance with the procedures listed in our Corporate Governance and Stock Ownership Guidelines, which are available at http://mainstcapital.com under "Corporate Governance—Governance Docs" in the "Investors" section of our website.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE NOMINEES
NAMED IN THIS PROXY STATEMENT.

CORPORATE GOVERNANCE

        We maintain a corporate governance section on our website which contains copies of the charters for the committees of our Board of Directors. The corporate governance section may be found at http://mainstcapital.com under "Corporate Governance—Governance Docs" in the "Investors" section of our website. The corporate governance section contains the following documents, which are available in print to any stockholder who requests a copy in writing to Main Street Capital Corporation, Corporate Secretary's Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056:

  Audit Committee Charter
  Nominating and Corporate Governance Committee Charter
  Compensation Committee Charter

        In addition, our Code of Business Conduct and Ethics and our Corporate Governance and Stock Ownership Guidelines may be found at http://mainstcapital.com under "Corporate Governance—Governance Docs" in the "Investors" section of our website and are available in print to any stockholder who requests a copy in writing. Our Board of Directors adopted the Code of Business Conduct and Ethics in order to establish policies, guidelines and procedures that promote ethical practices and conduct by Main Street and all its employees, officers and directors. All officers, directors and employees of Main Street are responsible for maintaining the level of integrity and for complying with the policies contained in the Code of Business Conduct and Ethics. Each employee of Main Street is required to acknowledge that he or she has received, read and understands the Code of Business Conduct and Ethics and agrees to observe the policies and procedures contained therein at the time of hire and annually thereafter. We intend to disclose any substantive amendments to, or waivers from, our Code of Business Conduct and Ethics within four business days of the waiver or amendment through a posting on our website. The Corporate Governance and Stock Ownership Guidelines adopted by our Board of Directors establish our corporate governance principles and practices on a variety of topics, including the responsibilities, composition and functioning of the Board, responsibilities of management and interaction with the Board and stock ownership guidelines for management and Board members. The Nominating and Corporate Governance Committee of our Board assesses the Corporate Governance and Stock Ownership Guidelines periodically and makes recommendations to the Board on any changes to implement.

Director Independence

        Our Board of Directors currently consists of ten members, eight of whom are classified under applicable listing standards of the New York Stock Exchange as "independent" directors and under Section 2(a)(19) of the 1940 Act as not "interested persons." Based on these independence standards and the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has affirmatively determined that the following directors are independent:

  Michael Appling Jr.
  Valerie L. Banner
  Joseph E. Canon
  Arthur L. French
  J. Kevin Griffin
  John E. Jackson
  Brian E. Lane
  Stephen B. Solcher

        Our Board of Directors considered certain portfolio investments and other transactions in which our independent directors may have had a direct or indirect interest, including the transactions, if any, described under the heading "Certain Relationships and Related Party Transactions" in evaluating each director's independence under the 1940 Act and applicable listing standards of the New York Stock

Exchange, and the Board of Directors determined that no such transaction would impact the ability of any director to exercise independent judgment or impair his or her independence.

Communications with the Board

        Stockholders or other interested persons may send written communications to the members of our Board of Directors, addressed to Board of Directors, c/o Main Street Capital Corporation, Corporate Secretary's Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056. All communications received in this manner will be delivered to one or more members of our Board of Directors.

Board Leadership Structure

        Mr. Foster currently serves as both our Chief Executive Officer and as the Chairman of our Board of Directors. As our Chief Executive Officer, Mr. Foster is an "interested person" under Section 2(a)(19) of the 1940 Act. The Board believes that the Company's Chief Executive Officer is currently best situated to serve as Chairman given his history with the Company, his deep knowledge of the Company's business and his extensive experience in managing private debt and equity investments in lower middle market companies and debt investments in middle market companies. The Company's independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific and industry-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution while facilitating effective, timely communication between management and the Board. At the present time, the independent directors feel that the combined Chairman and Chief Executive Officer responsibility is optimum for effective corporate governance.

        In January 2018, our Board approved a leadership succession plan for the Company. Pursuant to the plan, Mr. Foster, co-founder of Main Street, and who has served as Chairman and Chief Executive Officer since the 2007 initial public offering, will transition the role and responsibility of Chief Executive Officer to Mr. Hyzak, with this transition planned to occur in the fourth quarter of this year. Mr. Foster will then continue to serve as Executive Chairman of the Main Street Board and will work closely with Mr. Hyzak to insure a smooth transition. This transfer of leadership responsibility is the cornerstone of the Board of Director's long term management succession planning process for the Company. Further, it is the Board's desire that Mr. Foster continue to serve on the Board long term and eventually transition to independent Chairman.

        Our Board of Directors designated Arthur L. French as Lead Independent Director to preside at all executive sessions of non-management directors. In the Lead Independent Director's absence, the remaining non-management directors may appoint a presiding director by majority vote. The non-management directors meet in executive session without management on a regular basis. The Lead Independent Director also has the responsibility of consulting with management on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive Officer and facilitating collaboration and communication between the non-management directors and management. Stockholders or other interested persons may send written communications to Arthur L. French, addressed to Lead Independent Director, c/o Main Street Capital Corporation, Corporate Secretary's Office, 1300 Post Oak Blvd., 8th Floor, Houston, Texas 77056.

Board of Directors and its Committees

        Board of Directors.    Our Board of Directors met four times and acted by unanimous written consent fifteen times during 2017. All directors attended 100% of the meetings of the Board of Directors and of the committees on which they served during 2017, and all eight directors at the time attended the 2017 Annual Meeting of Stockholders in person. Our Board of Directors expects each director to make a diligent effort to attend all Board and committee meetings, as well as each Annual Meeting of Stockholders.

        Committees.    Our Board of Directors currently has, and appoints the members of, standing Audit, Compensation and Nominating and Corporate Governance Committees. Each of those committees is comprised entirely of independent directors and has a written charter approved by our Board of Directors. The current members of the committees are identified in the following table.

Board Committees
Director	Audit	Compensation	Nominating and Corporate Governance
Michael Appling Jr.	☒		☒
Valerie L. Banner			☒
Joseph E. Canon		☒	Chair
Arthur L. French		Chair
J. Kevin Griffin	Chair		☒
John E. Jackson	☒	☒
Brian E. Lane		☒	☒
Stephen B. Solcher	☒

        Audit Committee.    During the year ended December 31, 2017, the Audit Committee met four times. The Audit Committee is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (as well as the compensation for those services), reviewing the independence of our independent accountants and reviewing the adequacy of our internal control over financial reporting. In addition, the Audit Committee is responsible for assisting our Board of Directors with its review and approval of the determination of the fair value of our investments. Our Board of Directors has determined that each of Messrs. Appling, Griffin, Jackson and Solcher is an "Audit Committee financial expert" as defined by the Securities and Exchange Commission, or the SEC. For more information on the backgrounds of these directors, see their biographical information under "Election of Directors" above.

        Compensation Committee.    During the year ended December 31, 2017, the Compensation Committee met four times and acted by unanimous written consent four times. The Compensation Committee determines the compensation and related benefits for our executive officers including the amount of salary, bonus and stock-based compensation to be included in the compensation package for each of our executive officers. In addition, the Compensation Committee assists the Board of Directors in developing and evaluating the compensation of our non-management directors and evaluating succession planning with respect to the chief executive officer and other key executive positions. The Compensation Committee has the authority to engage the services of outside advisers, experts and others as it deems necessary to assist the committee in connection with its responsibilities. The actions of the Compensation Committee are generally reviewed and ratified by the entire Board of Directors, except the employee directors do not vote with respect to their compensation.

        Nominating and Corporate Governance Committee.    During the year ended December 31, 2017, the Nominating and Corporate Governance Committee met four times. The Nominating and Corporate Governance Committee is responsible for determining criteria for service on our Board of Directors, identifying, researching and recommending to the Board of Directors director nominees for election by our stockholders, selecting nominees to fill vacancies on our Board of Directors or a committee of the Board, developing and recommending to our Board of Directors any amendments to our corporate governance principles and overseeing the self-evaluation of our Board of Directors and its committees.

Compensation Committee Interlocks and Insider Participation

        Each member of the Compensation Committee is independent for purposes of the applicable listing standards of the New York Stock Exchange. During the year ended December 31, 2017, no member of the Compensation Committee was an officer, former officer or employee of ours or had a relationship disclosable under "Certain Relationships and Related Party Transactions," except as disclosed therein. No interlocking relationship, as defined by the rules adopted by the SEC, existed during the year ended December 31, 2017 between any member of the Board of Directors or the Compensation Committee and an executive officer of Main Street.

Director Nomination Process

        Our Nominating and Corporate Governance Committee has determined that a candidate for election to our Board of Directors must satisfy certain general criteria, including, among other things:

  •
  be an individual of the highest character and integrity and have an inquiring mind, vision, a willingness to ask hard questions and the ability to work professionally with others;

  •
  be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

  •
  be willing and able to devote sufficient time to the affairs of our Company and be diligent in fulfilling the responsibilities of a member of our Board of Directors and a member of any committee thereof (including: developing and maintaining sufficient knowledge of our Company and the specialty finance industry in general; reviewing and analyzing reports and other information important to responsibilities of our Board of Directors and any committee thereof; preparing for, attending and participating in meetings of our Board of Directors and meetings of any committee thereof; and satisfying appropriate orientation and continuing education guidelines); and

  •
  have the capacity and desire to represent the balanced, best interests of our stockholders as a whole and not primarily a special interest group or constituency.

        The Nominating and Corporate Governance Committee seeks to identify potential director candidates who will strengthen the Board of Directors and will contribute to the overall mix of general criteria identified above. In addition to the general criteria, the Nominating and Corporate Governance Committee considers specific criteria, such as particular skills, experiences (whether in business or in other areas such as public service, academia or scientific communities), areas of expertise, specific backgrounds, and other characteristics, that should be represented on the Board of Directors to enhance its effectiveness and the effectiveness of its committees. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse experience and viewpoints and a diverse mix of the specific criteria above. The process of identifying potential director candidates includes establishing procedures for soliciting and reviewing potential nominees from directors and for advising those who suggest nominees of the outcome of such review. The Nominating and Corporate Governance Committee also has the authority to retain and terminate any search firm used to identify director candidates.

        Any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our bylaws and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to our Company for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age and address; number of any shares of our stock beneficially owned by the nominee, if any; the date such shares were acquired and the investment intent of such acquisition; whether such stockholder believes the nominee is an "interested person" of our Company, as defined in 1940 Act; and all other information required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected. See "Stockholders' Proposals" in this proxy statement and our bylaws for other requirements of stockholder proposals.

        The Nominating and Corporate Governance Committee will consider candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. The Nominating and Corporate Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from their experience on our Board of Directors. Although the Nominating and Corporate Governance Committee will consider candidates identified by stockholders, the Nominating and Corporate Governance Committee may determine not to recommend those candidates to our Board of Directors, and our Board of Directors may determine not to nominate any candidates recommended by the Nominating and Corporate Governance Committee. None of the director nominees named in this proxy statement was nominated by stockholders.

Board's Role in the Oversight of Risk Management

        Our Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management's risk mitigation strategies. Areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and other risks. The Board and its committees oversee risks associated with their respective principal areas of focus, as summarized below. Committees meet in executive session with key management personnel regularly and with representatives of outside advisors as necessary.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with the annual operating plan and five-year strategic plan; major litigation and regulatory exposures and other current matters that may present material risk to our operations, plans, prospects or reputation; material acquisitions and divestitures.
Audit Committee

Risks and exposures associated with financial matters, particularly investment valuation, financial reporting and disclosure, tax, accounting, oversight of independent accountants, internal control over financial reporting, financial policies and credit and liquidity matters, along with information technology systems and policies including data privacy and security and business continuity and operational risks.

Compensation Committee

Risks and exposures associated with leadership assessment, senior management succession planning, executive and director compensation programs and arrangements, including incentive plans, and compensation related regulatory compliance.

Nominating and Corporate Governance Committee	Risks and exposures relating to our programs and policies relating to legal compliance, corporate governance, and director nomination, evaluation and succession planning.

COMPENSATION OF DIRECTORS

        The following table sets forth the compensation that we paid during the year ended December 31, 2017 to our non-employee directors. Directors who are also employees of Main Street or any of its subsidiaries do not receive compensation for their services as directors.

Director Compensation Table

Name	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Total
Arthur L. French	$227,500	$29,987	$257,487
Michael Appling Jr.	187,500	29,987	217,487
Valerie L. Banner(1)	88,000	30,007	118,007
Joseph E. Canon	190,000	29,987	219,987
J. Kevin Griffin	205,000	29,987	234,987
John E. Jackson	190,000	29,987	219,987
Brian E. Lane	182,500	29,987	212,487
Stephen B. Solcher	182,500	29,987	212,487

(1)
Ms. Banner was appointed to the Board on October 31, 2017 to fill a newly created vacancy.

(2)
Non-employee directors may elect to defer a portion of their annual cash retainers under the Main Street Capital Corporation Deferred Compensation Plan (the "2015 Deferred Compensation Plan"). Amounts deferred under the plan earn a return based on the returns on certain investment alternatives permitted under the plan, including phantom Main Street stock units, as designated by the participant. The following table sets forth information regarding the activity during 2017 related to the accounts of our non-employee directors under the 2015 Deferred Compensation Plan:

Name	Aggregate Balance at December 31, 2016	2017 Director Contributions	2017 Company Contributions	2017 Aggregate Earnings	2017 Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2017
Arthur L. French	$392,249	$75,000	—	$64,957	—	$532,206
Michael Appling Jr	377,164	67,500	—	62,287	—	506,951
Valerie L. Banner	—	88,000	—	39	—	88,039
Joseph E. Canon	565,758	190,000	—	96,739	—	852,497
J. Kevin Griffin	430,746	100,000	—	75,360	—	606,106
John E. Jackson	340,489	80,000	—	56,940	—	477,429
Brian E. Lane	133,547	70,000	—	23,773	—	227,320
Stephen B. Solcher	163,503	91,250	—	29,312	—	284,065
(3)
Each of Messrs. French, Appling, Canon, Griffin, Jackson, Lane and Solcher received an award of 743 restricted shares on May 2, 2017 and Ms. Banner received an award of 747 restricted shares on October 31, 2017 under the Main Street Capital Corporation 2015 Non-Employee Director Restricted Stock Plan (the "Non-Employee Director Plan"), which will vest 100% on April 30, 2018, the day of the Annual Meeting since the prior day is not a business day, provided that the grantee has been in continuous service as a member of the Board through such date. These amounts represent the grant date fair value of the 2017 stock awards in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the date of grant. Dividends paid on restricted stock awards are reflected in the grant date fair value and, therefore, are not shown in the table. Pursuant to SEC rules, the amounts shown exclude the impact of any estimated forfeitures related to service-based vesting conditions. These amounts may not correspond to the actual value that will be recognized by our directors upon vesting. Each of Messrs. French, Appling, Canon, Griffin, Jackson, Lane and Solcher had 743, and Ms. Banner had 747, unvested shares of restricted stock outstanding as of December 31, 2017. Please see the discussion of the assumptions made in the valuation of these awards in Note L to the audited consolidated financial statements included in the annual report accompanying this proxy statement.

        The compensation for non-employee directors for 2017 was comprised of cash compensation paid to or earned by directors in connection with their service as a director. That cash compensation consisted of an annual retainer of $170,000, and an additional $40,000 retainer for the Lead Independent Director. Non-employee directors do not receive fees based on meetings attended absent circumstances that require an exceptionally high number of meetings within an annual period. We also reimburse our non-employee directors for all reasonable expenses incurred in connection with their service on our Board. The chairpersons and members of our Board committees received additional annual retainers for 2017 as follows:

  •
  the chairperson of the Audit Committee: $30,000;

  •
  members of the Audit Committee other than the chairperson: $12,500;

  •
  the chairperson of the Compensation Committee: $17,500;

  •
  members of the Compensation Committee other than the chairperson: $7,500;

  •
  the chairperson of the Nominating and Corporate Governance Committee: $12,500; and

  •
  members of the Nominating and Corporate Governance Committee other than the chairperson: $5,000.

        The Non-Employee Director Plan provides a means through which we may attract and retain qualified non-employee directors to enter into and remain in service on our Board of Directors. Under the Non-Employee Director Plan, at the beginning of each one-year term of service on our Board of Directors, each non-employee director receives a number of shares equivalent to $30,000 based on the closing price of a share of our common stock on the New York Stock Exchange (or other exchange on which our shares are then listed) on the date of grant. These shares are subject to forfeiture provisions that will lapse as to an entire award at the end of the one-year term.

        In November 2015, our Board of Directors approved and adopted the 2015 Deferred Compensation Plan. The 2015 Deferred Compensation Plan became effective on January 1, 2016 and replaced the Deferred Compensation Plan for Non-Employee Directors previously adopted and approved by the Board in 2013. Under the 2015 Deferred Compensation Plan, non-employee directors and certain key employees may defer receipt of some or all of their cash compensation, subject to certain limitations. Individuals participating in the 2015 Deferred Compensation Plan receive distributions of their respective balances based on predetermined payout schedules or other events as defined by the plan and are also able to direct investments made on their behalf among investment alternatives permitted from time to time under the plan, including phantom Main Street stock units.

        For the beneficial ownership of our common stock by each of our directors and the dollar range value of such ownership, please see "Security Ownership of Certain Beneficial Owners and Management" beginning on page 36.

EXECUTIVE OFFICERS

        Our executive officers serve at the discretion of our Board of Directors. The following persons serve as our executive officers or significant employees in the following capacities (information as of March 2, 2018):

Name	Age	Position(s) Held
Vincent D. Foster*†	61	Chairman of the Board and Chief Executive Officer
Dwayne L. Hyzak*†	45	Member of the Board, President, Chief Operating Officer and Senior Managing Director
David L. Magdol*	47	Vice Chairman, Chief Investment Officer and Senior Managing Director
Curtis L. Hartman*†	45	Vice Chairman, Chief Credit Officer and Senior Managing Director
Jason B. Beauvais	42	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Brent D. Smith	42	Chief Financial Officer and Treasurer
Nicholas T. Meserve†	38	Managing Director
K. Colton Braud	32	Managing Director
Alejandro Capetillo	31	Managing Director
Shannon D. Martin	48	Vice President, Chief Accounting Officer and Assistant Treasurer
Katherine S. Silva	38	Vice President and Assistant Treasurer

*
Member of our Investment Committee and our Executive Committee. The Investment Committee is responsible for all aspects of our lower middle market investment process, including approval of such investments. The Executive Committee consults with and advises our Chief Executive Officer on significant firm-wide operational and strategic priorities.

†
Member of our Credit Committee. The Credit Committee is responsible for all aspects of our investment process with respect to our middle market portfolio investments, including approval of such investments.

        For more information on Mr. Foster, Chairman of the Board and Chief Executive Officer, and Mr. Hyzak, Member of the Board, President, Chief Operating Officer and Senior Managing Director, see their biographical information under "Election of Directors" above.

        David L. Magdol has served as Vice Chairman since 2015 and Chief Investment Officer and Senior Managing Director since 2011. Mr. Magdol is also the chairman of our investment committee and a member of our executive committee. Previously, he served as Senior Vice President and in other executive positions at Main Street since 2007. From 2002, Mr. Magdol has served as a Senior Managing Director and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours. Mr. Magdol joined Main Street from the investment banking group at Lazard Freres & Co. Prior to Lazard, he managed a portfolio of private equity investments for the McMullen Group, a private investment firm/family office capitalized by Dr. John J. McMullen, the former owner of the New Jersey Devils and the Houston Astros. Mr. Magdol began his career in the structured finance services group of JP Morgan Chase.

        Curtis L. Hartman has served as Vice Chairman since 2015 and Chief Credit Officer and Senior Managing Director since 2011. Mr. Hartman is also the chairman of our credit committee and a member of our investment committee and our executive committee. Previously, he served as Senior Vice President and in other executive positions at Main Street since 2007. From 2000, Mr. Hartman has also served as a Senior Managing Director and in other executive positions of several Main Street predecessor funds and entities, which are now subsidiaries of ours. Mr. Hartman also served on the Board of Directors of HMS Income Fund, Inc., a non-publicly traded business development company of which MSC Adviser I, LLC, a wholly owned subsidiary of Main Street, acts as the investment sub-adviser, from 2013 to April 2016. Mr. Hartman currently serves as an executive officer of the Small Business Investor Alliance (SBIA) and has been a member of SBIA's Board of Governors since 2011 where he previously chaired the BDC Committee. From 1999 to 2000, Mr. Hartman was a Director for Sterling City Capital, LLC, a private investment firm. Concurrently with joining Sterling City Capital, he joined United Glass Corporation, a Sterling City Capital portfolio company, as Director of Corporate Development. Prior to joining Sterling City Capital, Mr. Hartman, a certified public accountant, was a manager with PricewaterhouseCoopers LLP in its M&A/Transaction Services group and a senior auditor with Deloitte & Touche LLP in its Financial Assurance Group.

        Jason B. Beauvais has served as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary since 2012. Previously, Mr. Beauvais served as Vice President, General Counsel and Secretary since 2008. From 2006 through 2008, Mr. Beauvais was an attorney with Occidental Petroleum Corporation (NYSE: OXY), an international oil and gas exploration and production company. Prior to joining Occidental Petroleum Corporation, Mr. Beauvais practiced corporate and securities law at Baker Botts L.L.P., where he primarily counseled companies in public issuances and private placements of debt and equity and handled a wide range of general corporate and securities matters as well as mergers and acquisitions.

        Brent D. Smith has served as Chief Financial Officer and Treasurer since November 2014 and previously as Senior Vice President—Finance since August 2014. Mr. Smith previously served as Executive Vice President, Chief Financial Officer and Treasurer of Cal Dive International, Inc. from 2010 through June 2014 and in various finance and accounting roles at Cal Dive from 2005 through 2010. On March 3 2015, Cal Dive and certain of its subsidiaries, excluding its foreign subsidiaries, filed for voluntary protection under Chapter 11 of the Bankruptcy Code. Prior to joining Cal Dive, Mr. Smith was a manager with FTI Consulting (NYSE: FCN). Prior to that, Mr. Smith, a certified public accountant, was employed as a senior auditor at Arthur Andersen LLP.

        Nicholas T. Meserve has served as Managing Director on our middle market investment team since 2012. Mr. Meserve has also served on the Board of Directors of HMS Income Fund, Inc., a non-publicly traded business development company of which MSC Advisor I, LLC, a wholly owned subsidiary of Main Street, acts as the investment sub-advisor, since April 2016. Previously, from 2004 until 2012, Mr. Meserve worked at Highland Capital Management, LP, a large alternative credit manager, and certain of its affiliates, where he managed a portfolio of senior loans and high yield bonds across a diverse set of industries. Prior to Highland, he was a Credit Analyst at JP Morgan Chase & Co.

        K. Colton Braud, III has served as a Managing Director on our lower middle market team since January 2017 and has been with the firm in Associate to Director roles since 2012. Prior to joining Main Street, Mr. Braud spent two years as an Associate at Wellspring Capital Management, a middle market private equity firm based in New York. While at Wellspring, Mr. Braud's responsibilities included evaluating leveraged buyout opportunities, conducting due diligence across a wide array of industries and portfolio management. Prior to Wellspring, Mr. Braud served as an Analyst at J.P. Morgan Securities Inc. in its Financial Sponsor Group.

        Alejandro Capetillo has served as a Managing Director on our lower middle market team since October 2017 and has been with the firm in Analyst to Director roles since 2008. During his time with Main Street, Mr. Capetillo has been part of a lower middle market team that has closed over 30 transactions, including growth financings, dividend recapitalizations, management buyouts and control leveraged buyouts. In addition to having led a number of platform and add-on transactions in diverse industries on behalf of Main Street, Mr. Capetillo has been a member of the board of directors of several of Main Street's portfolio companies, assisting those companies with issues ranging from day-to-day operations to broader growth and exit strategies.

        Shannon D. Martin has served as Vice President, Chief Accounting Officer and Assistant Treasurer since 2012. From 2006 to 2012, Mr. Martin worked as an independent consultant and performed financial advisory services for several clients, including functioning as acting Chief Accounting Officer from 2008 to 2011 for EquaTerra, Inc. From 1999 to 2006, Mr. Martin was a director of accounting integration and audit with Quanta Services, Inc. (NYSE: PWR), which provides specialty contracting services to the power, natural gas and telecommunications industries, where he focused on the development of integrated accounting, business and information system processes and the company's acquisition and integration strategies. From 1992 to 1999, Mr. Martin, a certified public accountant, worked at Arthur Andersen as a manager in the Commercial Services group.

        Katherine S. Silva, a certified public accountant, has served as Vice President since 2015, with responsibility for managing Small Business Administration matters and several administrative functions, and Assistant Treasurer since 2010, with responsibility for managing day-to-day treasury activities. She also serves as special assistant to Mr. Foster. Ms. Silva has worked at Main Street since 2005 and holds a Bachelor of Arts in Journalism from the University of Georgia.

COMPENSATION DISCUSSION AND ANALYSIS

        The following Compensation Discussion and Analysis, or CD&A, provides information relating to the compensation of Main Street's Named Executive Officers, or NEOs, for 2017, who were:

  •
  Vincent D. Foster, Chairman of the Board and Chief Executive Officer;

  •
  Dwayne L. Hyzak, Member of the Board, President, Chief Operating Officer and Senior Managing Director;

  •
  David L. Magdol, Vice Chairman, Chief Investment Officer and Senior Managing Director;

  •
  Curtis L. Hartman, Vice Chairman, Chief Credit Officer and Senior Managing Director; and

  •
  Brent D. Smith, Chief Financial Officer and Treasurer.

Compensation Philosophy and Objectives

        The Main Street compensation system was developed by the Compensation Committee and approved by all independent directors. The system is designed to attract and retain key executives, motivate them to achieve the Company's business objectives and reward them for performance while aligning management's interests with those of the Company's stockholders. The structure of Main Street's incentive compensation programs is formulated to encourage and reward the following, among other things:

  •
  achievement of income and capital gains to sustain and grow the Company's dividend payments;

  •
  maintenance of liquidity and capital flexibility to accomplish the Company's business objectives, including the preservation of investor capital;

  •
  attainment of superior risk-adjusted returns on the Company's investment portfolio; and

  •
  professional development and growth of individual executives, the management team and other employees.

        The Compensation Committee has the primary authority to establish compensation for the NEOs and other key employees and administers all executive compensation arrangements and policies. Main Street's Chief Executive Officer assists the Committee by providing recommendations regarding the compensation of NEOs and other key employees, excluding himself. The Committee exercises its discretion by modifying or accepting these recommendations. The Chief Executive Officer routinely attends a portion of the Committee meetings. However, the Committee often meets in executive session without the Chief Executive Officer or other members of management when discussing compensation matters and on other occasions as determined by the Committee.

        The compensation packages for Main Street NEOs and other key employees are structured to reflect the Compensation Committee's commitment to corporate governance best practices and performance-oriented executive compensation. Specifically, the Compensation Committee has implemented the following practices for NEOs and other key employees:

  •
  no employment agreements;

  •
  no cash severance benefits;

  •
  no supplemental defined benefit pensions; and

  •
  no tax gross-up payments.

        The Compensation Committee takes into account competitive market practices with respect to the salaries and total direct compensation of the NEOs and other key employees. Members of the Committee consider market practices by reviewing public and non-public information for executives at comparable companies and funds. The Committee also has the authority to utilize compensation consultants to better understand competitive pay practices and has retained such expertise in the past.

Independent Compensation Consultant

        The Compensation Committee has from time to time engaged independent compensation consultants to assist the Committee and provide advice on a variety of compensation matters relating to NEO, other key employee and independent director compensation, incentive compensation plans and compensation trends, best practices and regulatory matters. Any such compensation consultants are hired by and report directly to the Compensation Committee. Although compensation consultants may work directly with management on behalf of the Compensation Committee, any such work is under the control and supervision of the Compensation Committee. The Compensation Committee did not retain any independent compensation consultants or pay any fees for compensation consulting services for fiscal 2017.

Assessment of Market Data

        In assessing the competitiveness of executive compensation levels, the Compensation Committee analyzes market data of certain companies, including internally managed business development companies, or BDCs, private equity firms and other asset management and financial services companies. This analysis focuses on key elements of compensation practices in general, and more specifically, the compensation practices at companies and funds reasonably comparable in asset size, typical investment size and type, market capitalization and general business scope as compared to the Company.

        As regards other internally managed BDCs like Main Street, the Compensation Committee considers the compensation practices and policies pertaining to executive officers as detailed in their company's respective proxies, research analysts' reports and other publicly available information. However, there are relatively few internally managed BDCs and none that are directly comparable to the Company as regards business strategies, assets under management, typical investment size and type and market capitalization. Moreover, regarding the compensation and retention of executive talent, the Company also competes with private equity funds, mezzanine debt funds, hedge funds and other types of specialized investment funds. Since these funds are generally private companies that are not required to publicly disclose their executive compensation practices and policies, the Committee relies on third party compensation surveys as well as other available information to compare compensation practices and policies.

        Items taken into account from comparable companies and funds include, but are not necessarily limited to, base compensation, bonus compensation, stock option awards, restricted stock awards, carried interest and other compensation. In addition to actual levels of cash and equity related compensation, the Compensation Committee also considers other approaches comparable companies are taking with regard to overall executive compensation practices. Such items include, but are not necessarily limited to, the use of employment agreements for certain employees, the mix of cash and equity compensation, the use of third party compensation consultants and certain corporate and executive performance measures that are established to achieve longer term total return for stockholders. Finally, in addition to analyzing comparable companies and funds, the Committee also evaluates the relative cost structure of the Company as compared to the entire BDC sector, including internally and externally managed BDCs, as well as other private funds.

Assessment of Company Performance

        The Compensation Committee believes that sustained financial performance coupled with consistent stockholders' returns as well as proportional employee compensation are essential components for Main Street's long-term business success. Main Street typically makes three to seven year investments in its portfolio companies. However, the Company's business plan involves taking on investment risks over a range of time periods. Accordingly, much emphasis is focused on maintaining the stability of net asset values as well as the continuity of earnings to pass through to stockholders in the form of recurring dividends. The quality of the earnings supporting the dividends as well as the maintenance and growth of dividends are key metrics in the Committee's assessment of financial performance.

        Main Street's primary strategy is to generate current income from debt investments and to realize capital gains from equity-related investments. This income supports the payment of dividends to stockholders. The recurring payment of dividends requires a methodical investment acquisition approach and active monitoring and management of the investment portfolio over time. A meaningful part of the Company's employee base is dedicated to the maintenance of asset values and expansion of this recurring income to sustain and grow dividends. The Committee believes that stability of the management team is critical to achieving successful implementation of the Company's strategies. Further, the Committee, in establishing and assessing executive salary and performance incentives, is more focused on Main Street results as compared to its business objectives rather than the performance of Main Street relative to other comparable companies or industry metrics.

Executive Compensation Components

        For 2017, the components of Main Street's direct compensation program for NEOs included:

  •
  base salary;

  •
  annual cash bonuses;

  •
  long-term compensation pursuant to the 2015 Equity and Incentive Plan; and

  •
  other benefits.

        The Compensation Committee designs each NEO's direct compensation package to appropriately reward the NEO for his or her contribution to the Company. The judgment and experience of the Committee are weighed with individual and Company performance metrics and consultation with the Chief Executive Officer (except with respect to himself) to determine the appropriate mix of compensation for each individual. The Compensation Committee does not target a specific level of compensation relative to market practice, and only uses such data as a reference point when establishing compensation levels for NEOs. Cash compensation consisting of base salary and discretionary bonuses tied to achievement of individual performance goals that are reviewed and approved by the Committee, as well as corporate objectives, are intended to motivate NEOs to remain with the Company and work to achieve expected business objectives. Stock-based compensation is awarded based on performance expectations approved by the Committee for each NEO. The blend of short-term and long-term compensation may be adjusted from time to time to balance the Committee's views regarding the benefits of current cash compensation and appropriate retention incentives.

  Base Salary

        Base salary is used to recognize the experience, skills, knowledge and responsibilities required of the NEOs in their roles. In connection with establishing the base salary of each NEO, the Compensation Committee and management consider a number of factors, including the seniority and experience level of the individual, the functional responsibilities of the position, the experience level of the individual, the Company's ability to replace the executive, the past base salary of the individual and the relative number of well-qualified candidates available in the area. In addition, the Committee considers publicly available information regarding the base salaries paid to similarly situated executive officers and other competitive market practices.

        The salaries of the NEOs are reviewed on an annual basis, as well as at the time of promotion or any substantial change in responsibilities. The key factors in determining increases in salary level are relative performance and competitive pressures.

  Annual Cash Bonuses

        Annual cash bonuses are intended to reward individual performance on an annual basis and can therefore be variable from year to year. Cash bonus awards for the NEOs are determined by the Compensation Committee on a discretionary basis based on performance criteria, particularly the Company's dividend performance as well as corporate and individual performance goals and other measures established by the Committee with the Chief Executive Officer's input (except with respect to his own performance criteria). Should actual performance exceed expected performance criteria, the Committee may adjust individual cash bonuses to take such superior performance into account.

  Long-Term Incentive Awards

        Main Street's Board of Directors and stockholders approved the 2015 Equity and Incentive Plan in May 2015 to provide stock-based awards as long-term incentive compensation to employees, including the NEOs. The Company uses stock-based awards to (i) attract and retain key employees, (ii) motivate employees by means of performance-related incentives to achieve long-range performance goals, (iii) enable employees to participate in the Company's long-term growth in value and (iv) link employees' compensation to the long-term interests of stockholders. At the time of each award, the Compensation Committee will determine the terms of the award, including any performance period (or periods) and any performance objectives relating to vesting of the award. Prior to the adoption of the 2015 Equity and Incentive Plan, stock-based awards to employees were made under and are governed by the 2008 Equity Incentive Plan. Terms of the 2008 Equity Incentive Plan are substantially similar to the 2015 Equity and Incentive Plan. After adoption of the 2015 Equity and Incentive Plan no further awards have or will be granted under the 2008 Equity Incentive Plan.

        Restricted Stock.    Main Street has received exemptive relief from the SEC that permits the Company to grant restricted stock in exchange for or in recognition of services by its executive officers and employees. Pursuant to the 2015 Equity and Incentive Plan, the Compensation Committee may award shares of restricted stock to plan participants in such amounts and on such terms as the Committee determines in its sole discretion, provided that such awards are consistent with the conditions set forth in the SEC's exemptive order. Each restricted stock grant will be for a fixed number of shares as set forth in an award agreement between the grantee and Main Street. Award agreements will set forth time and/or performance vesting schedules and other appropriate terms and/or restrictions with respect to awards, including rights to dividends and voting rights. Beginning in 2015, the Committee awarded restricted stock awards to employees, including NEOs, which vest in equal increments over a three year time frame based on continued service during the vesting period. The Committee's previous practice had been to award restricted stock to employees which vested over a four year time frame. The change to the vesting period was made to be more closely aligned with comparable companies.

        Options.    The Compensation Committee may also grant stock options to purchase Main Street's common stock (including incentive stock options and nonqualified stock options). The Committee expects that any options granted will represent a fixed number of shares of common stock, will have an exercise price equal to the fair market value of common stock on the date of grant, and will be exercisable, or "vested," at some later time after grant. Certain stock options may provide for vesting based on the grantee remaining employed by Main Street for a time certain and/or the grantee and/or the Company attaining specified performance criteria. To date, the Committee has not granted stock options to any NEO.

  Other Benefits

        Main Street's NEOs generally participate in the same benefit plans and programs as the Company's other employees, including comprehensive medical, dental and vision insurance, short term and long term disability insurance and life insurance.

        Main Street maintains a 401(k) plan for all full-time employees who are at least 21 years of age through which the Company makes non-discretionary matching contributions to each participant's plan account on the participant's behalf. For each participating employee, the Company's contribution is a 100% match of the employee's contributions up to a 3% contribution level and a 50% match of the employee's contributions from a 3% to a 6% contribution level, with a maximum annual regular matching contribution of $12,150 during 2017. All contributions to the plan, including those made by the Company, vest immediately. The Board of Directors may also, at its sole discretion, provide that the Company will make additional contributions to employee 401(k) plan accounts, which would also vest immediately.

        In November 2015, our Board of Directors approved and adopted the 2015 Deferred Compensation Plan to allow non-employee directors and certain key employees, including each of the NEOs, to defer receipt of some or all of their cash compensation, subject to certain limitations. Although not currently anticipated and subject to prior Compensation Committee approval, discretionary employer contributions are also permitted to the 2015 Deferred Compensation Plan. Individuals participating in the 2015 Deferred Compensation Plan receive distributions of their respective balances based on predetermined payout schedules or other events as defined by the plan and are also able to direct investments made on their behalf among investment alternatives permitted from time to time under the plan, including phantom Main Street stock units. The 2015 Deferred Compensation Plan became effective on January 1, 2016.

  Perquisites

        The Company provides no other material benefits, perquisites or retirement benefits to the NEOs.

Potential Payments Upon Change in Control or Termination of Employment

        Unless the terms of an award provide otherwise, in the event of a specified transaction involving a "change in control" (as defined in the 2015 Equity and Incentive Plan) in which there is an acquiring or surviving entity, the Board of Directors may provide for the assumption of some or all outstanding awards, or for the grant of substitute awards, by the acquirer or survivor. In the event no such assumption or substitution occurs, each stock-based award, subject to its terms, will become fully vested or exercisable prior to the change in control on a basis that gives the holder of the award a reasonable opportunity, as determined by the Board of Directors, to participate as a stockholder in the change in control following vesting or exercise. The award will terminate upon consummation of the change in control.

        Transactions involving a "change in control" under the 2015 Equity and Incentive Plan include the following, other than where Main Street's stockholders continue to have substantially the same proportionate ownership in an entity which owns substantially all of Main Street's assets immediately following such transaction:

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  a single person or entity or group of persons and/or entities, other than Main Street, any of its employee benefit plans, a company owned by Main Street's stockholders in substantially the same proportions as their ownership in Main Street or an underwriter temporarily holding securities pursuant to an offering by Main Street, becomes the beneficial owner of more than 30% of the combined voting power of Main Street's voting securities then outstanding;

  •
  a change in the membership of the Board of Directors such that the individuals who, as of the effective date of the 2015 Equity and Incentive Plan, constitute the Board of Directors (the "Continuing Directors"), and any new director whose election or nomination to the Board of Directors was approved by a vote of at least a majority of the Continuing Directors, cease to constitute at least a majority of the Board;

  •
  a merger, reorganization or business combination of Main Street or one of its subsidiaries with or into any other entity, other than where the holders of Main Street's voting securities outstanding immediately before such transaction would represent immediately thereafter more than a majority of the combined voting power of the voting securities of Main Street or the surviving entity or the parent of such surviving entity;

  •
  a sale or disposition of all or substantially all of Main Street's assets, other than where the holders of Main Street's voting securities outstanding immediately before such transaction hold securities immediately thereafter which represent more than a majority of the combined voting power of the voting securities of the acquirer or the parent of such acquirer of such assets; or

  •
  Main Street's stockholders approve a plan of complete liquidation or dissolution of Main Street.

        Our restricted stock awards also provide that upon a participant's death, disability, involuntary termination without cause or voluntary termination with good reason (each as defined in the award agreement), the unvested shares of restricted stock will fully vest. The number of shares and value of unvested restricted stock for each NEO as of December 31, 2017 that would have vested under the acceleration scenarios described above is shown under "Compensation of Executive Officers—Outstanding Equity Awards at Fiscal Year-End."

        In addition, NEOs who participate in the 2015 Deferred Compensation Plan could receive a distribution of their balances in that plan in connection with their death, disability or termination of employment, depending on their distribution elections under the plan. The aggregate balance in the 2015 Deferred Compensation Plan of each NEO as of December 31, 2017 is shown under "Compensation of Executive Officers—Nonqualified Deferred Compensation."

        Other than the accelerated vesting of restricted stock and amounts due under the 2015 Deferred Compensation Plan, we would not incur any other payment obligations to our NEOs in the event of a change in control or any of the aforementioned causes of termination of employment.

1940 Act Restrictions on Company Performance Based Compensation

        The 1940 Act provides that a BDC such as Main Street may maintain either an equity incentive plan or a "profit-sharing plan", but not both, for its NEOs and other employees. The Compensation Committee believes that equity incentives strongly align the interests of NEOs and employees with those of the Company's stockholders. Accordingly, Main Street has adopted and maintained equity incentive plans for its NEOs and employees since 2008. As a result, the 1940 Act prohibits Main Street from having a "profit-sharing plan."

        The term "profit-sharing plan" is defined very broadly in the 1940 Act but in this context is generally viewed as referring to incentive and other compensation being directly tied to a company's gross or net income or any other indicia of the company's overall financial performance, such as realized gains or losses and unrealized appreciation or depreciation on investments. In this regard, the SEC has indicated that a compensation program possesses profit-sharing characteristics if a company is obligated to make payments under the program based on company performance metrics.

        Due to these restrictions imposed by the 1940 Act, the Compensation Committee is not permitted to use nondiscretionary or formulaic Company performance goals or criteria to determine executive incentive compensation. Instead, the Committee considers overall Company performance along with other factors, including individual performance criteria, and uses its discretion in determining the appropriate compensation for NEOs and other key employees. The Compensation Committee's objective is to work within the 1940 Act regulatory framework to establish appropriate compensation levels, maintain pay-for-performance alignment and implement compensation best practices.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except to the extent compensation qualified as performance based compensation within the meaning of Section 162(m). Section 162(m) was amended and expanded by tax legislation enacted at the end of 2017. For amounts paid in 2018 and later years, the Section 162(m) deduction limit applies to an expanded group of executive officers and former executive officers, with limited exceptions. In addition, the exception for performance-based compensation is no longer available starting in 2018. Accordingly, annual cash bonuses to be paid for 2018 performance as well as equity awards granted in 2018 and beyond will no longer qualify as performance-based compensation and will be subject to the deduction limits of Section 162(m). Therefore, to the extent any of these executive officers are paid compensation in excess of $1,000,000 for any year after 2017, Main Street generally cannot deduct the compensation for U.S. federal income tax purposes.

        For years before 2018, Main Street's general policy, where consistent with business objectives, was to preserve the deductibility of executive officer compensation and structured compensation programs accordingly. Going forward and in part as a result of the newly enacted tax legislation the Compensation Committee may authorize amounts and forms of compensation that might not be deductible if the Committee deems such to be in the best interests of Main Street and its stockholders.

Stockholder Advisory Vote on Executive Compensation

        At our 2017 Annual Meeting of Stockholders, our stockholders provided an advisory vote with 91% of the votes cast approving our compensation philosophy, policies and procedures and the 2016 fiscal year compensation of our NEOs (the "Advisory Vote"). Subsequently, the Compensation Committee considered the results of the Advisory Vote in determining compensation policies and decisions of the Company. The Advisory Vote affected the Company's executive compensation decisions and policies by reaffirming the Company's compensation philosophies, and the Compensation Committee will continue to use these philosophies and past practice in determining future compensation decisions.

2017 Compensation Determination

        The Compensation Committee analyzed the competitiveness of the components of compensation described above on both an individual and aggregate basis. The Committee believes that the total compensation paid to the NEOs for the fiscal year ended December 31, 2017, is consistent with the overall objectives of Main Street's executive compensation program.

  Base Salary

        The Compensation Committee annually reviews the base salary of each executive officer, including each NEO, and determines whether or not to increase it in its sole discretion. Increases to base salary can be awarded to recognize, among other things, relative performance, relative cost of living and competitive pressures.

        In 2017, the Compensation Committee approved base salary increases for each NEO in recognition each NEO's and the Company's performance for the year and also to more closely align each NEO's compensation with similar executive officers of comparable companies.

        The amount of annual base salary paid to each NEO for 2017 is presented under the caption entitled "Compensation of Executive Officers—Summary Compensation Table." The Committee believes that the salary changes and resulting base salaries were competitive in the market place and appropriate for Main Street executives as a key component of an overall compensation package.

  Annual Cash Incentive Bonus

        Cash bonuses are determined annually by the Compensation Committee and are based on individual and corporate performance objectives coupled with Committee discretion as appropriate. The 2017 performance criteria used for determining the cash bonuses for NEOs included, among other things, the following:

  •
  Achievement of corporate objectives, particularly those related to the maintenance and growth of dividends and preservation of capital through maintenance and growth of net asset value per share;

  •
  Individual performance and achievement of individual goals, as well as the contribution to corporate objectives;

  •
  Maintaining liquidity and capital flexibility to accomplish the Company's business objectives;

  •
  Maintaining the highest ethical standards, internal controls and adherence to regulatory requirements; and

  •
  Appropriate and planned development of personnel.

        The Company paid cash bonuses to NEOs for 2017 performance in recognition of Main Street's strong financial results, including total stockholder return of 16.0%. The NEOs contributed significantly to the Company's performance. Major achievements considered by the Compensation Committee included increased distributable net investment income per share, increased regular monthly dividends per share, favorable total stockholder return, increased net asset value per share, growth of the investment portfolio, continuation of the Company's low total operating cost structure in comparison to peer organizations, maintaining an investment grade rating from Standard & Poor's Ratings Services, further improving the Company's overall capital structure through its November 2018 investment grade debt offering, low employee turnover, expansion of the Company's third party asset management business and development of talented personnel. The Compensation Committee did not weight these achievements and used discretion in determining the cash bonus amount allocated to each executive. In summary, the performance of the NEO group and the management team overall was at a consistent high level in 2017 resulting in excellent financial results.

        The amount of cash bonus paid to each NEO for 2017 is presented under the caption entitled "Compensation of Executive Officers—Summary Compensation Table." The Committee believes that these cash bonus awards are individually appropriate based on 2017 performance. Such bonuses comprise a key component of the Company's overall compensation program.

  Long-Term Incentive Awards

        The Company granted restricted shares to our NEOs in 2017 to recognize individual contributions to corporate strategic priorities and to the long-term performance of the Company. Other objectives of restricted stock awards were to assist with retention, align NEO interests with stockholders' and to provide competitive total direct compensation. Contributions to the future success of the Company include expanded roles of NEOs within the Company, recruitment and development of personnel, advancement of strategic initiatives with benefits beyond the current year, development of appropriate capital structure alternatives and enhancement of the Company's reputation with key constituents.

        The amount of restricted shares granted to each NEO in 2017 is presented under the caption entitled "Compensation of Executive Officers—Grants of Plan-Based Awards." The Committee is currently assessing the potential for long-term incentive compensation through grants of restricted shares to our NEOs for 2018, which are expected to be awarded in April 2018.

Risk Management and Compensation Policies and Practices

        We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

        The Compensation Committee has reviewed the elements of executive compensation to determine whether any portion of executive compensation encourages excessive risk taking and concluded:

  •
  compensation is allocated among base salary and short and long-term compensation opportunities in such a way as to not encourage excessive risk-taking;

  •
  significant weighting towards long-term incentive compensation discourages short-term risk taking;

  •
  executive goals are appropriately established across several key metrics and criteria in order to avoid an outcome where the failure to achieve any individual target would result in a large percentage loss of compensation; and

  •
  multi-year vesting of restricted stock coupled with share ownership guidelines properly account for the time horizon of risks.

        Finally, in addition to the factors described above, incentive compensation decisions include subjective considerations that restrain the influence of formulae or objective driven determinations that might lead to excessive risk taking.

COMPENSATION COMMITTEE REPORT

        We have reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with Main Street's management and, based on our review and discussions, we recommended to the Board of Directors of Main Street that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Arthur L. French, Chair Joseph E. Canon John E. Jackson Brian E. Lane

COMPENSATION OF EXECUTIVE OFFICERS

        The following table summarizes the compensation of our Named Executive Officers, or NEOs, for the fiscal year ended December 31, 2017.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	All Other Compensation(3)	Total
Vincent D. Foster	2017	$608,750	$1,500,000	$1,781,107	$12,150	$3,902,007
Chairman of the Board and Chief Executive Officer	2016 2015	586,250 568,750	1,325,000 1,300,000	1,605,277 1,556,595	11,925 11,925	3,528,452 3,437,270
Dwayne L. Hyzak	2017	$530,000	$1,200,000	$1,247,270	$12,150	$2,989,420
Member of the Board, President, Chief Operating Officer and Senior Managing Director	2016 2015	498,750 435,000	1,000,000 850,000	1,172,125 1,154,887	11,925 11,925	2,682,800 2,451,812
David L. Magdol	2017	$381,250	$900,000	$857,203	$12,150	$2,150,603
Vice Chairman, Chief Investment Officer and Senior Managing Director	2016 2015	361,250 332,500	575,000 575,000	815,397 753,179	11,925 11,925	1,763,572 1,672,604
Curtis L. Hartman	2017	$381,250	$180,000	$857,203	$12,150	$1,430,603
Vice Chairman, Chief Credit Officer and Senior Managing Director	2016 2015	361,250 332,500	525,000 625,000	815,397 803,416	11,925 11,925	1,713,572 1,772,841
Brent D. Smith	2017	$316,250	$450,000	$533,837	$12,150	$1,312,237
Chief Financial Officer and Treasurer	2016 2015	300,000 282,500	415,000 400,000	509,607 —	11,925 11,925	1,236,532 694,425

(1)
These amounts reflect annual cash bonuses earned by the NEOs based on individual and corporate performance as determined by the Compensation Committee.

(2)
These amounts represent the fair value of restricted stock awards in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the grant date. Dividends paid on restricted stock awards are reflected in the grant date fair value and, therefore, are not shown in the table. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not correspond to the actual value that will be recognized by our NEOs upon the vesting of such grants. Please see the discussion of the assumptions made in the valuation of these awards in Note L to the audited consolidated financial statements included in the annual report accompanying this proxy statement.

(3)
These amounts reflect employer matching contributions we made to each NEO's account in our 401(k) plan.

Grants of Plan-Based Awards

        The following table sets forth information regarding restricted stock awards granted to our NEOs in fiscal 2017:

Name	Grant Date	Stock Awards; Number of Shares of Stock(1)	Grant Date Fair Value of Stock Awards
Vincent D. Foster	April 3, 2017	46,383	$1,781,107
Dwayne L. Hyzak	April 3, 2017	32,481	1,247,270
David L. Magdol	April 3, 2017	22,323	857,203
Curtis L. Hartman	April 3, 2017	22,323	857,203
Brent D. Smith	April 3, 2017	13,902	533,837

(1)
Restricted stock grants to NEOs under the 2015 Equity and Incentive Plan in 2017 vest ratably over three years from the grant date, and all underlying shares are entitled to dividends and voting rights beginning on the grant date.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the awards of restricted stock for which forfeiture provisions have not lapsed and remain outstanding at December 31, 2017:

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested(1)		Market Value of Shares of Stock That Have Not Vested(2)
Vincent D. Foster	108,631	(3)	$4,315,910
Dwayne L. Hyzak	78,353	(4)	3,112,965
David L. Magdol	55,046	(5)	2,186,978
Curtis L. Hartman	53,192	(6)	2,113,318
Brent D. Smith	24,767	(7)	983,993

(1)
No restricted stock awards have been transferred.

(2)
The market value of shares of stock that have not vested was determined based on the closing price of our common stock on the New York Stock Exchange at December 29, 2017.

(3)
49,409 shares will vest on April 1, 2018; 11,188 shares will vest on June 20, 2018; 32,573 shares will vest on April 1, 2019; and 15,461 shares will vest on April 1, 2020, subject in each case to the NEO still being employed by us on the respective vesting date.

(4)
35,813 shares will vest on April 1, 2018; 8,391 shares will vest on June 20, 2018; 23,322 shares will vest on April 1, 2019; and 10,827 shares will vest on April 1, 2020, subject in each case to the NEO still being employed by us on the respective vesting date.

(5)
24,279 shares will vest on April 1, 2018; 7,193 shares will vest on June 20, 2018; 16,133 shares will vest on April 1, 2019; and 7,441 shares will vest on April 1, 2020, subject in each case to the NEO still being employed by us on the respective vesting date.

(6)
24,823 shares will vest on April 1, 2018; 4,795 shares will vest on June 20, 2018; 16,133 shares will vest on April 1, 2019; and 7,441 shares will vest on April 1, 2020, subject in each case to the NEO still being employed by us on the respective vesting date.

(7)
10,066 shares will vest on April 1, 2018; 10,067 shares will vest on April 1, 2019; and 4,634 shares will vest on April 1, 2020, subject in each case to the NEO still being employed by us on the respective vesting date.

Equity Awards Vested in Fiscal Year

        The following table sets forth information regarding shares of restricted stock for which forfeiture restrictions lapsed during the fiscal year ended December 31, 2017:

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Vincent D. Foster	56,606	$2,172,991
Dwayne L. Hyzak	42,421	1,628,443
David L. Magdol	31,972	1,227,271
Curtis L. Hartman	29,412	1,129,060
Brent D. Smith	9,904	380,179

(1)
Number of shares acquired upon vesting is before withholding of vesting shares by the Company to satisfy tax withholding obligations.

(2)
Value realized upon vesting is based on the closing price of our common stock on the vesting date.

Nonqualified Deferred Compensation

        The following table sets forth information regarding the activity during the fiscal year ended December 31, 2017 related to the accounts of our NEOs under the 2015 Deferred Compensation Plan:

Name	Aggregate Balance at December 31, 2016	2017 Executive Contributions(1)	2017 Company Contributions	2017 Aggregate Earnings(2)	2017 Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2017(3)
Vincent D. Foster	$63,280	$389,562	—	$69,589	—	$522,431
Dwayne L. Hyzak	92,535	138,849	—	36,295	—	267,679
David L. Magdol	92,570	171,693	—	43,571	—	307,834
Curtis L. Hartman	55,037	205,497	—	35,485	—	296,019
Brent D. Smith	33,528	48,494	—	8,927	—	90,949

(1)
The 2017 Executive Contributions shown above include amounts reported in the "Salary" column of the Summary Compensation Table for 2017 as follows: $58,312 for Mr. Foster; $88,849 for Mr. Hyzak; and $36,521 for Mr. Magdol. The remaining amounts included in 2017 Executive Contributions shown above represent contributions from (i) dividends on unvested stock held by our NEOs and (ii) bonuses that accrued in 2016 but were paid in 2017. The dividends are not separately reported in the Summary Compensation Table but are included in the value shown in the "Stock Awards" column in the year of grant.

(2)
The 2017 Aggregate Earnings shown above represents earnings on amounts in the 2015 Deferred Compensation Plan during 2017. These amounts are not reported in the Summary Compensation Table.

(3)
The Aggregate Balance at December 31, 2017 shown above includes amounts reported in the Summary Compensation Table for prior years as follows: $389,875 for Mr. Foster; $137,281 for Mr. Hyzak; $93,625 for Mr. Magdol; and $105,000 for Mr. Hartman.

        In November 2015, our Board of Directors approved and adopted the 2015 Deferred Compensation Plan, an unfunded, nonqualified deferred compensation plan, to allow non-employee directors and certain key employees, including each of the NEOs, to defer receipt of some or all of their cash compensation, subject to certain limitations. Pursuant to the 2015 Deferred Compensation Plan, executives may contribute on a pre-tax basis up to 100% of their salary, bonus and dividends paid on shares of unvested Company stock. Although not currently anticipated and subject to prior Compensation Committee approval, discretionary employer contributions are also permitted to the 2015 Deferred Compensation Plan. Individuals participating in the 2015 Deferred Compensation Plan receive distributions of their respective balances based on predetermined payout schedules or other events as defined by the plan. Amounts deferred under the plan earn a return based on the returns on certain investment alternatives permitted under the plan, including phantom Main Street stock units, as designated by the participant. The 2015 Deferred Compensation Plan became effective on January 1, 2016.

Potential Payments Upon Change in Control or Termination of Employment

        As described in "Compensation Discussion and Analysis," our restricted stock awards to employees, including NEOs, provide that upon certain transactions involving a change in control, or upon a participant's death, disability, involuntary termination without cause or voluntary termination with good reason (each as defined in the award agreement), the unvested shares of restricted stock will fully vest. The number of shares and value of unvested restricted stock for each NEO as of December 31, 2017 that would have vested under the acceleration scenarios described above is shown under the heading "—Outstanding Equity Awards at Fiscal Year-End."

        In addition, NEOs who participate in the 2015 Deferred Compensation Plan could receive a distribution of their balances in that plan in connection with their death, disability or termination of employment, depending on their distribution elections under the plan. The aggregate balance in the 2015 Deferred Compensation Plan of each NEO as of December 31, 2017 is shown under the heading "—Nonqualified Deferred Compensation."

        Other than the accelerated vesting of restricted stock and amounts due under the 2015 Deferred Compensation Plan, we would not incur any other payment obligations to our NEOs in the event of a change in control or any of the aforementioned causes of termination of employment.

Chief Executive Officer Pay Ratio

        For 2017, our last completed fiscal year, the median of the annual total compensation of all of our employees (other than Mr. Foster, our Chief Executive Officer (our "CEO")) was $141,684, and the annual total compensation of our CEO, as reported in the Summary Compensation Table, was $3,902,007. Based on this information, our CEO's 2017 annual total compensation was approximately 28 times that of the median of the 2017 annual total compensation of all of our employees.

        We selected December 31, 2017 as the date used to identify our "median employee" whose annual total compensation was the median of the annual total compensation of all our employees (other than our CEO) for 2017. As of December 31, 2017, our employee population consisted of 58 individuals, all located in our Houston, Texas office. We compared the annual total compensation for our employee population in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which included salary, bonus, stock awards and employer matching contributions to employee accounts in our 401(k) plan. In making this determination, we annualized the compensation of eight employees who were hired in 2017 but did not work for us the entire fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of our common stock by:

  •
  each person known to us to beneficially own more than five percent of the outstanding shares of our common stock;

  •
  each of our directors and executive officers; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There is no common stock subject to options that are currently exercisable or exercisable within 60 days of March 2, 2018. Percentage of beneficial ownership is based on 58,753,792 shares of common stock outstanding as of March 2, 2018.

        Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, and maintains an address c/o Main Street Capital Corporation. Our address is 1300 Post Oak Boulevard, 8th Floor, Houston, Texas 77056.

	Shares Owned Beneficially
Name	Number		Percentage
Independent Directors:
Michael Appling Jr.	125,839	(1)	*
Valerie L. Banner	2,989	(2)	*
Joseph E. Canon	67,078	(3)	*
Arthur L. French	62,584	(4)	*
J. Kevin Griffin	27,429	(5)	*
John E. Jackson	26,644	(6)	*
Brian E. Lane	8,843	(7)	*
Stephen B. Solcher	10,285	(8)	*
Interested Directors:
Vincent D. Foster	1,703,083	(9)	2.90%
Dwayne L. Hyzak	317,298		*
Executive Officers:
David L. Magdol	309,598		*
Curtis L. Hartman	248,096		*
Jason B. Beauvais	92,589		*
Brent D. Smith	37,852		*
Nicholas T. Meserve	44,342		*
Shannon D. Martin	36,949		*
All Directors and Executive Officers as a Group (16 persons)	3,121,498		5.31%

*
Less than 1%

(1)
Includes 12,888 phantom stock units under the 2015 Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the 2015 Deferred Compensation Plan.

(2)
Includes 2,238 phantom stock units under the 2015 Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the 2015 Deferred Compensation Plan.

(3)
Includes 21,673 phantom stock units under the 2015 Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the 2015 Deferred Compensation Plan.

(4)
Includes 46,311 shares of common stock held by Flying F, LLC, which are beneficially owned by Mr. French, and 13,530 phantom stock units under the 2015 Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the 2015 Deferred Compensation Plan.

(5)
Includes 13,870 phantom stock units under the 2015 Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the 2015 Deferred Compensation Plan.

(6)
Includes 1,216 shares of common stock held by Mr. Jackson's wife and 12,138 phantom stock units under the 2015 Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the 2015 Deferred Compensation Plan.

(7)
Includes 5,779 phantom stock units under the 2015 Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the 2015 Deferred Compensation Plan.

(8)
Includes 7,222 phantom stock units under the 2015 Deferred Compensation Plan. The director has no investment or voting powers for phantom stock units held under the 2015 Deferred Compensation Plan.

(9)
Includes 186,059 shares of common stock held by family and charitable trusts. For each of these trusts, Mr. Foster acts as trustee, may from time to time direct the trustee to vote or dispose of these shares and/or holds a remainder interest therein.

        The Board of Directors has established stock ownership guidelines pursuant to which independent directors and certain key employees, including each executive officer listed in the table above, are required to achieve and maintain minimum levels of stock ownership. Our Corporate Governance and Stock Ownership Guidelines may be found at http://mainstcapital.com under "Corporate Governance—Governance Docs" in the "Investors" section of our website.

        Our insider trading policy prohibits our directors, officers and employees from holding shares of our common stock or other securities issued by us in a margin account, hedging any such securities or pledging any such securities as collateral for a loan except in limited cases with the pre-approval of our chief compliance officer.

        The following table sets forth, as of March 2, 2018, the dollar range of our equity securities that is beneficially owned by each of our directors.

Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors:
Vincent D. Foster	over $100,000
Dwayne L. Hyzak	over $100,000
Independent Directors:
Michael Appling Jr.	over $100,000
Valerie L. Banner	over $100,000
Joseph E. Canon	over $100,000
Arthur L. French	over $100,000
J. Kevin Griffin	over $100,000
John E. Jackson	over $100,000
Brian E. Lane	over $100,000
Stephen B. Solcher	over $100,000

(1)
Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(2)
The dollar range of equity securities beneficially owned by our directors is based on the closing price of our common stock on the New York Stock Exchange of $35.78 per share as of March 2, 2018.

(3)
The dollar ranges of equity securities beneficially owned are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

 AUDIT COMMITTEE REPORT

        The Audit Committee is appointed by the Board of Directors to review Main Street's financial matters. Each member of the Audit Committee meets the independence requirements established by the 1940 Act and under the applicable listing standards of the New York Stock Exchange. As the Audit Committee, we are responsible for the selection, engagement, compensation, retention and oversight of Main Street's independent registered public accounting firm. We are also responsible for recommending to the Board of Directors that Main Street's audited financial statements be included in its annual report on Form 10-K for the fiscal year.

        In making our recommendation that Main Street's financial statements be included in its annual report on Form 10-K for the year ended December 31, 2017, we have taken the following steps:

  •
  We discussed with Grant Thornton LLP, or Grant Thornton, Main Street's independent registered public accounting firm for the year ended December 31, 2017, those matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, and Auditing Standards No. 18, Related Parties, issued by the Public Company Accounting Oversight Board, including information regarding the scope and results of the audit. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.

  •
  We conducted periodic executive sessions with Grant Thornton, with no members of Main Street's management present during those discussions. Grant Thornton did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.

  •
  We received and reviewed the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton's communications with us concerning independence, and we discussed with Grant Thornton its independence from Main Street. We also considered whether the provision of non-audit services to Main Street is compatible with Grant Thornton's independence.

  •
  We determined that there were no former Grant Thornton employees, who previously participated in the Main Street audit, engaged in a financial reporting oversight role at Main Street.

  •
  We reviewed, and discussed with Main Street's management and Grant Thornton, Main Street's audited consolidated balance sheet at December 31, 2017, and consolidated statements of income, changes in net assets and cash flows for the year ended December 31, 2017.

        Based on the reviews and actions described above, we recommended to the Board of Directors that Main Street's audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
J. Kevin Griffin, Chair Michael Appling Jr. John E. Jackson Stephen B. Solcher

 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2018
(ITEM 2)

        Our Board of Directors has ratified the decision of the Audit Committee to appoint Grant Thornton LLP to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2018. No determination has been made as to what action the Audit Committee and the Board of Directors would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of Main Street. We expect that representatives of Grant Thornton LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

        For the years ended December 31, 2017 and December 31, 2016, Main Street incurred the following fees for services provided by Grant Thornton, including expenses:

	Fiscal Year Ended December 31, 2017	Fiscal Year Ended December 31, 2016
Audit Fees	$665,281	$693,530
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$665,281	$693,530

        Audit Fees.    Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

        Audit Related Fees.    Audit related fees are assurance related services that traditionally are performed by the independent accountant, such as attest services that are not required by statute or regulation.

        Tax Fees.    Tax fees include corporate and subsidiary compliance and consulting.

        All Other Fees.    Fees for other services would include fees for products and services other than the services reported above.

        It is the policy of our Audit Committee to preapprove all audit, review or attest engagements and permissible non-audit services to be performed by our independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC. Our Audit Committee did not rely on the de minimis exception for any of the fees disclosed above.

        The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the year ending December 31, 2018. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE RATIFICATION OF
GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR THE YEAR ENDING DECEMBER 31, 2018

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(ITEM 3)

        Our Board of Directors recognizes that executive compensation is an important matter for our stockholders. As described in detail in the "Compensation Discussion and Analysis" ("CD&A") section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executives based on our and their individual performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance and provide incentives for future performance, and to align executives' long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives' commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.

        As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our NEOs and other key employees is reasonable and not excessive. To this end, our Compensation Committee is advised from time to time by an independent compensation consultant. As you consider this proposal, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of our NEOs, and to review the tabular disclosures regarding NEO compensation together with the accompanying narrative disclosures in the "Compensation of Executive Officers" section of this proxy statement.

        This non-binding advisory "Say on Pay" vote gives our stockholders the opportunity to express their views on our NEOs' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this proxy statement. We welcome the opportunity to give our stockholders an opportunity to provide us with such a vote on executive compensation at the Annual Meeting.

        As an advisory vote, this proposal is not binding on our Board of Directors or the Compensation Committee, will not overrule any decisions made by our Board of Directors or the Compensation Committee, or require our Board of Directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs and other key employees. In particular, to the extent there is any significant vote against our NEOs' compensation as disclosed in this proxy statement, we will consider our stockholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Text of the Resolution to be Adopted

        We are asking stockholders to vote "For" the following advisory resolution:

          "RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the NEOs as disclosed in the Proxy Statement for Main Street Capital Corporation's 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC"), including the CD&A, the 2017 Summary Compensation Table and the other related tables and disclosures."

Required Vote

        The approval of this advisory resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy. Abstentions will not be included in determining the number of votes cast and, as a result, will not have any effect on the result of the vote on this item.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF
THIS ADVISORY RESOLUTION.

 AMENDMENT OF CHARTER TO ALLOW STOCKHOLDERS TO AMEND OUR BYLAWS
(ITEM 4)

        Our Board of Directors has adopted a resolution whereby it has declared advisable, and recommends for your approval, an amendment to Article V, Section 5.5 of our Charter to provide that our bylaws may be amended by the vote of a majority of our entire Board of Directors or by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter. Currently, Article V, Section 5.5 of our Charter provides that our Board of Directors has the exclusive power to make, alter, amend or repeal the bylaws.

        Our Board is committed to strong and effective corporate governance and monitors regularly our corporate governance policies and practices. After careful consideration, our Board believes that allowing our stockholders to amend our bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter is in our best interests and in the best interests of our stockholders. A copy of the proposed amendment to our Charter is attached as Attachment A to this Proxy Statement and incorporated by reference into this proposal. If this Charter amendment is approved by our stockholders, we expect that our Board of Directors will similarly amend our bylaws.

Required Vote

        The affirmative vote of a majority of all the votes entitled to be cast on the matter is required to amend our Charter to allow stockholders to amend our bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter. For purposes of the vote on this proposal, abstentions and broker non-votes will have the effect of a vote against this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THIS CHARTER AMENDMENT.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        We have procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with us, including our officers, directors and employees and any person controlling or under common control with us, subject to certain exceptions.

        In the ordinary course of business, we enter into transactions with portfolio companies that may be considered related party transactions. We have implemented certain policies and procedures, both written and unwritten, to ensure that we do not engage in any prohibited transactions with any persons affiliated with us. If such affiliations are found to exist, we seek Board and/or appropriate Board committee review and approval or exemptive relief for such transactions, as appropriate.

        In addition, our Code of Business Conduct and Ethics, which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual's personal interests and our interests. Our Code of Business Conduct and Ethics is available at http://mainstcapital.com under "Corporate Governance—Governance Docs" in the "Investors" section of our website.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the New York Stock Exchange. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no such forms were required, we believe that our directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the year ended December 31, 2017.

 STOCKHOLDERS' PROPOSALS

        Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2019 Annual Meeting must send notice of the proposal to our Corporate Secretary at our principal executive office no later than [            ]. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.

        In addition, any stockholder who intends to submit a proposal for consideration at our 2019 Annual Meeting, whether or not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our bylaws, such notice must (1) be received at our executive offices no earlier than [            ] or later than [            ] and (2) satisfy specified requirements.

By Order of the Board of Directors,

JASON B. BEAUVAIS Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: [                ]

PRIVACY NOTICE

        We are committed to protecting your privacy. This privacy notice explains the privacy policies of Main Street and its affiliated companies. This notice supersedes any other privacy notice you may have received from Main Street, and its terms apply both to our current stockholders and to former stockholders as well.

        We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, and number of shares you hold. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.

        We do not share this information with any non-affiliated third party except as described below.

  •
  The People and Companies that Make Up Main Street.  It is our policy that only our authorized employees who need to know your personal information will have access to it. Our personnel who violate our privacy policy are subject to disciplinary action.

  •
  Service Providers.  We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

  •
  Courts and Government Officials.  If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

ATTACHMENT A
PROPOSED CHARTER AMENDMENT

MAIN STREET CAPITAL CORPORATION

ARTICLES OF AMENDMENT

        MAIN STREET CAPITAL CORPORATION, a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

        FIRST:    Article V, Section 5.5 of the Articles of Amendment and Restatement of the Corporation filed on October 5, 2007 (the "Charter") is hereby amended by deleting such Section 5.5 and replacing it in its entirety with the following:

*******

        "Section 5.5    Charter and Bylaws.    All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws. The Board of Directors is vested with the power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws. In addition, the stockholders may adopt, alter or repeal any provision of the Bylaws and make new Bylaws if such action is approved by the affirmative vote of a majority of all votes entitled to be cast on the matter, except that the stockholders shall not have the power to alter or repeal any provision of the Bylaws (a) subjecting the Corporation to the 1940 Act or (b) providing indemnification or advancement rights to any person."

*******

        SECOND:    This amendment to the Charter has been approved by the Board of Directors and stockholders of the Corporation.

        THIRD:    The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[Remainder of page intentionally left blank]

A-1

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by Chief Executive Officer and attested to by its Secretary as of the [            ] day of [                        ], 2018.

MAIN STREET CAPITAL CORPORATION
Attest:	Jason B. Beauvais Secretary	By:	Vincent D. Foster Chief Executive Officer

A-2

MAIN STREET CAPITAL CORPORATION Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 30, 2018 Pearl Studio, Full Goods Building, 200 East Grayson, Suite 115, San Antonio, Texas 78215 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice, Proxy Statement and Annual Report are available at http://www.viewproxy.com/MainStreetCapital/2018 If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 19, 2018 to facilitate timely delivery. Important information regarding the Internet availability of the Company’s proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice. STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet. Material for this annual meeting and future meetings may be requested by one of the following methods: To view your proxy materials online, go to http://www.viewproxy.com/MainStreetCapital/2018. Have the 11 digit control number available when you access the website and follow the instructions. 877-777-2857 TOLL FREE requests@viewproxy.com * If requesting material by e-mail, please send a blank e-mail with the company name and your 11 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. You must use the 11 digit control number located in the box below. CONTROL NO. E-MAIL TELEPHONE INTERNET To the Stockholders of Main Street Capital Corporation. Notice is hereby given that the 2018 Annual Meeting of Stockholders of Main Street Capital Corporation will be held on April 30, 2018 at 9:00 a.m. CDT at Pearl Studio, Full Goods Building, 200 East Grayson, Suite 115, San Antonio, Texas 78215 for the following purposes: 1.Election of Directors 01 Michael Appling, Jr., 02 Valerie L. Banner, 03 Joseph E. Canon, 04 Arthur L. French, 05 J. Kevin Griffin, 06 John E. Jackson, 07 Brian E. Lane, 08 Stephen B. Solcher, 09 Vincent D. Foster, 10 Dwayne L. Hyzak 2.Proposal to ratify the appointment of Grant Thornton, LLP as our independent registered public accounting firm for the year ended December 31, 2018. 3.Advisory non-binding approval of executive compensation. 4.Proposal to approve an amendment to our Articles of Amendment and Restatement to allow our stockholders to amend our bylaws. The Board of Directors recommends you vote “FOR” the election of Directors, “FOR” Proposals 2, 3, and 4.

MAIN STREET CAPITAL CORPORATION Pearl Studio, Full Goods Building, 200 East Grayson, Suite 115, San Antonio, Texas 78215 PROXY MATERIALS AVAILABLE TO VIEW OR RECEIVE The following proxy materials are available to you for review at: http://www.viewproxy.com/MainStreetCapital/2018 Notice, Proxy Statement and Annual Report ACCESSING YOUR PROXY MATERIALS ONLINE Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your control number to vote by Internet or request a paper copy of the proxy materials. You May Vote Your Proxy When You View The Materials On The Internet You Will Be Asked To Follow The Prompts To Vote Your Shares Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. REQUESTING A PAPER COPY OF THE PROXY MATERIALS By telephone please call 1-877-777-2857 or By logging onto http://www.viewproxy.com/MainStreetCapital/2018 or By email at: requests@viewproxy.com Please include the company name and your control number in the subject line.

MAIN STREET CAPITAL CORPORATION ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Vincent D. Foster and Jason B. Beauvais as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Main Street Capital Corporation held of record by the undersigned on March 2, 2018 at the Annual Meeting of Stockholders to be held on April 30, 2018 at 9:00 AM CST at Pearl Studio, Full Goods Building, 200 East Grayson, Suite 115, San Antonio, Texas 78215 or any adjournment or postponement thereof. The undersigned acknowledges receipt of Main Street Capital Corporation’s Annual Report for the year ended December 31, 2017 and the Notice of 2018 Annual Meeting of Stockholders and related Proxy Statement. This proxy, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted “FOR” the Election of Directors and “FOR” Proposals 2, 3, and 4. The proxy holders named above also will vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. The proxies cannot vote your shares unless you sign and return this card or vote by telephone or Internet as described below before the Annual Meeting. Voting by telephone or Internet eliminates the need to return this proxy card. Your vote authorizes the proxies named above to vote your shares to the same extent as if you had marked, signed, dated and returned the proxy card. Before voting, read the Proxy Statement and Proxy Voting Instructions. Thank you for voting. (Continued and to be marked, dated and signed on other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 30, 2018 The Proxy Statement and our 2017 Form 10-K Report are available at: http://www.viewproxy.com/MainStreetCapital/2018

Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, AND 4. 1. Election of Directors 2. Proposal to ratify the appointment of Grant Thornton, LLP as our independent registered public accounting firm for the year ended December 31, 2018. FOR AGAINST ABSTAIN 1 2 3 4 5 6 7 8 9 Michael Appling, Jr. Valerie L. Banner Joseph E. Canon Arthur L. French J. Kevin Griffin John E. Jackson Brian E. Lane Stephen B. Solcher Vincent D. Foster FORAGAINSTABSTAIN 3. Advisory non-binding approval of executive compensation. FORAGAINSTABSTAIN 4. Proposal to approve an amendment to our Articles of Amendment and Restatement to allow our stockholders to amend our bylaws. AGAINSTABSTAIN In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural matters and matters relating to the conduct of the meeting. 10 Dwayne L. Hyzak Date Signature _ Signature _ (Joint Owners) Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title. CONTROL NUMBER Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) Please indicate if you plan to attend this meeting PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/MAIN Have your proxy card available when you access the above •website. Follow the prompts to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.